                                                                    Exhibit 4.42

                       SECURITY AGREEMENT SUPPLEMENT NO. 1
                          (Steelcase Trust No. 2000-1)

         This SECURITY AGREEMENT SUPPLEMENT NO. 1 (Steelcase Trust No. 2000-1), dated May 26, 2000 (herein called this "Supplement") between FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Certificate Trustee (herein called the "Borrower"), under the Steelcase Trust No. 2000-1 and, FIRST SECURITY TRUST COMPANY OF NEVADA, as Administrative Agent (the "Administrative Agent") and is filed with the Federal Aviation Administration ("FAA") as a Supplement to the Security Agreement (defined herein) a counterpart of which is attached hereto and made a part hereof. This Supplement is accepted and agreed to by STEELCASE INC., a Michigan corporation (the "Lessee"). Capitalized terms used herein without definition shall have the meanings set forth in Appendix A to the Participation Agreement as such term is defined in the Security Agreement.

                                   WITNESSETH:

         WHEREAS, the Borrower, the Administrative Agent and the Lessee have entered into that certain Security Agreement (Steelcase Trust No. 2000-1) dated as of May 26, 2000 (the "Security Agreement") which provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft constituting part of the Collateral;

         WHEREAS, the Security Agreement relates to the Related Airframe and Related Engines described below, and a counterpart of the Security Agreement is attached hereto and made a part hereof and this Supplement, together with such counterpart of the Security Agreement, is being filed for recordation on the date hereof with the FAA as one document;

         NOW, THEREFORE, Borrower and Lessee hereby convey, grant, assign, transfer, hypothecate, mortgage and set over to the Administrative Agent for the benefit of the Secured Parties, a security interest in and lien on all present and future right, title and interest of Borrower or Lessee, in, to and under the following (whether now existing or hereafter acquired) but excluding all Excluded Amounts:

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                                    AIRCRAFT

              The following Related Airframe identified as follows:

                                                                   FAA
                                                              Registration                Manufacturer's
   Manufacturer                      Model                        Number                   Serial Number
-----------------                 -----------                 ------------                --------------
Dassault Aviation                 Falcon 2000                    N376SC                         #24
-----------------                 -----------                    ------                         ---

together with all Parts from time to time thereto belonging, owned by the Borrower or Lessee and installed in or attached to said Airframe.

                                 RELATED ENGINES

         The following aircraft engines, each such engine having 750 or more rated take-off horsepower or the equivalent thereof, whether or not such engines shall be installed in or attached to its Related Airframe or any other airframe identified as follows:

  Airframe
    FAA
Registration                                                                           Manufacturer's
   Number                     Manufacturer                     Model                    Serial Number
  -------                     ------------                     -----                    -------------
N376SC                            CFE                        738-1-1B                       P105163
                                  CFE                        738-1-1B                       P105160

together with all Parts belonging, by whomsoever manufactured, owned by the Borrower or Lessee and installed in or attached to said aircraft engines.

         Together with all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the property above described for which title vests in the Borrower or Lessee under the Operative Documents.

         As further security for the obligations referred to above and secured by the Security Agreement and hereby, the Borrower and the Lessee hereby confirm that the Lien of the Security Agreement over the Collateral includes the Lease Supplement dated the date hereof and executed by the Lessee covering the property described above.

         TO HAVE AND TO HOLD all and singular the aforesaid property unto the Administrative Agent, its successors and assigns, for the security and benefit of the Lenders and the Certificate Holders from time to time, and for the uses and purposes and subject to the terms and provisions set forth in the Security Agreement.

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         This Supplement shall be construed as supplemental to the Security
Agreement and shall form a part of it, and the Security Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

         AND, FURTHER, the Borrower hereby acknowledges that the delivered Assets referred to in this Supplement and the aforesaid Lease Supplement have been delivered to the Borrower and are included in the property of the Borrower covered by all the terms and conditions of the Trust Agreement, subject to the pledge and mortgage thereof under the Security Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK].

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         IN WITNESS WHEREOF, the parties thereto have caused this Supplement to be duly executed by one of their respective officers, thereunto duly authorized, on the day and year first above written.

                                       FIRST SECURITY BANK, NATIONAL
                                       ASSOCIATION, not individually, but solely as the Certificate Trustee under Steelcase Trust No. 2000-1

                                       By:               /s/ Val T. Orton
                                          --------------------------------------
                                       Name:             Val T. Orton
                                       Title:            Vice President

                                       FIRST SECURITY TRUST COMPANY OF NEVADA,
                                       as the Administrative Agent for the
                                       Lenders and the Certificate Holders

                                       By:               /s/ Val T. Orton
                                          --------------------------------------
                                       Name:             Val T. Orton
                                       Title:            Trust Officer

Accepted and Agreed to:

STEELCASE INC.

By:           /s/ Alwyn Rougier-Chapman
   --------------------------------------------------
Name:         Alwyn Rougier-Chapman
Title:        Sr. VP - Finance and CFO